Exhibit 99.2

13785 Research Boulevard, Suite 150, Austin, Texas 512.275.0072

FOR IMMEDIATE RELEASE

Q2 Holdings, Inc. Announces Upsizing and Pricing of Public Offering of Common Stock

AUSTIN, TX (May 13, 2020) — Q2 Holdings, Inc. (“Q2”) (NYSE: QTWO), a leading provider of digital transformation solutions for banking and lending, today announced the pricing of its public offering of 4,117,647 shares of its common stock at a price to the public of $76.50 per share. In addition, the underwriters have been granted a 30-day option to purchase up to 500,000 additional shares from certain selling stockholders and 117,647 additional shares from Q2. The offering was upsized from the previously announced $275,000,000 of shares of common stock and is expected to close on May 15, 2020, subject to customary closing conditions.

J.P. Morgan, Citigroup, Stifel and SunTrust Robinson Humphrey are serving as joint book-running managers for the offering.

Q2 intends to use the net proceeds from the public offering for general corporate purposes, including working capital, capital expenditures, potential acquisitions and strategic transactions; however, Q2 has not designated any specific uses and has no current agreements with respect to any material acquisition or strategic transactions.

A registration statement relating to the offering was filed with the Securities and Exchange Commission on June 4, 2019, was amended on May 11, 2020 and is effective. The offering will be made only by means of a prospectus supplement and accompanying prospectus. Copies of the final prospectus supplement, when available, and the accompanying prospectus may be obtained from: J.P. Morgan Securities LLC, c/o: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by telephone at (866) 803-9204; Citigroup, c/o: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (800) 831-9146; Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, or by telephone at (415) 364-2720; or SunTrust Robinson Humphrey, Inc., Attention: Prospectus Department, 3333 Peachtree Road NE, 9th Floor, Atlanta, Georgia 30326, or by telephone at (404) 926-5744.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the planned offering. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events and are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, Q2 is under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. With respect to the offering, such uncertainties and circumstances include whether Q2 will consummate the public offering of common stock, and the use of the net proceeds from the offering. Various factors could also adversely affect Q2’s operations, business or financial results in the future and cause Q2’s actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” sections contained in Q2’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, each filed with the Securities and Exchange Commission and available on the SEC Filings section of the Investor Services section of Q2’s website at http://investors.q2ebanking.com/.

About Q2 Holdings, Inc.

Q2 is a secure, cloud-based digital transformation solutions company headquartered in Austin, Texas. Since 2004, it has been our mission to build stronger communities by strengthening their financial institutions. Our digital banking solutions for deposits, money movement, lending, leasing, security and fraud enable financial institutions to deliver a better financial experience to their account holders. Our bank and credit union customers, along with emerging financial services providers, also benefit from actionable data analytics and access to open technology tools.

MEDIA CONTACT:	INVESTOR CONTACT:
Beth Williams	Josh Yankovich or Steve Calk
Q2 Holdings, Inc.	Q2 Holdings, Inc.
O: 512.685.2023	O: (512) 682-4463
beth.williams@q2ebanking.com	josh.yankovich@q2ebanking.com
stephen.calk@q2ebanking.com

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